Exhibit 99.1

Freight Technologies Completes $3 Million Private Placement Offering of Convertible Preferred Stock

HOUSTON – February 3, 2025 – Freight Technologies, Inc. (Nasdaq: FRGT) (“Fr8Tech’’ or “Freight Technologies’’ or the “Company”), a logistics management innovation company, offering a diverse portfolio of technology-driven solutions that address distinct challenges within the supply chain ecosystem, today announced the gross sale of $3.0 million (“the Offering”) consisting of 1,540,832 Series A4 preferred shares of the Company, par value $0.0001 per share (“Preferred Shares”) to certain accredited investors in a non-brokered private placement.

The Offering raised net cash proceeds of approximately $2.9 million (after deducting the transfer agent and legal fees and expenses of the Offering). The Company intends to use the net cash proceeds from the Offering for working capital and corporate purposes, including funding strategic growth initiatives and enhancing balance sheet flexibility.

Pursuant to the Amended and Restated Memorandum and Articles of Association filed with the Registrar of Corporate Affairs of the British Virgins Islands on January 31, 2025 (the “Amended and Restated M&A”), each Preferred Share is immediately convertible on the date of issuance, by dividing the respective Series A Reference Price (as defined in the Amended and Restated M&A ) of such Preferred Share by the applicable conversion price (the “Preferred Shares Conversion Price”) at the option of the shareholder (at any time and from time to time), and without the payment of additional consideration by the shareholder, into such number of fully paid and non-assessable ordinary shares, with no par value per share, of the Company (the “Ordinary Shares”). Pursuant to the Amended and Restated M&A, the Preferred Shares Conversion Price shall be the greater of (i) the lowest daily VWAP(as defined in the Amended and Restated M&A) of the Ordinary Shares in the seven (7) consecutive Trading Day (as defined in the Amended and Restated M&A) period immediately preceding the date of the conversion of the applicable Preferred Share and (ii) the Series A4 Conversion Price Floor (as defined in the Amended and Restated M&A).

The Company is required to file a registration statement with Securities Exchange Commission (the “SEC”) for the Ordinary Shares issuable upon conversion of the Preferred Shares, no later than March 30, 2025. The full description of the Offering and Preferred Shares can be reviewed in documents attached to the Company’s Current Reports on Form 8-K filed with the SEC on February 3, 2025 and concurrently with this release.

“We appreciate the continued support from our existing investors who participated in this capital raise,” said Javier Selgas, CEO of Fr8Tech. “This financing provides Freight Technologies with additional capital to advance our operating and strategic growth initiatives, as we continue to enhance and scale our product and service offerings.”

About Freight Technologies Inc.

Freight Technologies (Nasdaq: FRGT) (“Fr8Tech”) is a technology company offering a diverse portfolio of proprietary platform solutions powered by AI and machine learning to optimize and automate the supply chain process. Focused on addressing the distinct challenges within the supply chain ecosystem, the Company’s portfolio of solutions includes the Fr8App platform for seamless OTR B2B cross-border shipping across the USMCA region; Fr8Now, a specialized service for less-than-truckload (LTL) shipping; Fr8Fleet, a dedicated capacity service for enterprise clients in Mexico; and Waavely, a digital platform for efficient ocean freight booking and management of container shipments between North America and ports worldwide. Together, each product is interconnected within a unified platform to connect carriers and shippers and significantly improve matching and operation efficiency via innovative technologies such as live pricing and real-time tracking, digital freight marketplace, brokerage support, transportation management, fleet management, and committed capacity solutions. The company is headquartered in Monterrey, Mexico. For more information, please visit fr8technologies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Fr8Tech’s and Fr8App Inc.’s actual results may differ from their expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Fr8Tech’s and Fr8App Inc.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to obtain or maintain the listing of Fr8Tech’s ordinary shares on Nasdaq; (2) changes in applicable laws or regulations; (3) the possibility that Fr8Tech or Fr8App Inc. may be adversely affected by other economic, business and/or competitive factors; (4) risks relating to the uncertainty of the projected financial information with respect to Fr8App Inc.; (5) risks related to the organic and inorganic growth of Fr8App Inc.’s business and the timing of expected business milestones; and (6) other risks and uncertainties identified, including those under “Risk Factors,” to be filed in Fr8Tech other filings with the SEC.

Fr8Tech cautions that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Fr8Tech and Fr8App Inc. caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Fr8Tech and Fr8App Inc. do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

FR8Tech Contact:

Jason Finkelstein

IGNITION Investor Relations

investors@fr8technologies.com